Exhibit 10.12

COUPONS.COM INCORPORATED

BRANDCASTER™ PROGRAM TERMS & CONDITIONS

PLEASE CAREFULLY READ THIS ENTIRE DOCUMENT. YOUR PARTICIPATION IN THE BRANDCASTER PROGRAM IS GOVERNED BY THESE TERMS AND CONDITIONS AND THIS IS A BINDING CONTRACT BETWEEN YOU AND COUPONS.COM INCORPORATED.

1.  Introduction. These Terms and Conditions and the Enrollment Form that references them (the "Agreement") constitute an agreement between you and Coupons.com Incorporated ("CI") with respect to the Brandcaster Program (the "Program"), as generally offered by Cl. "You" or "Your" means the entity identified in an Enrollment Form submitted by the same or affiliated persons, and/or any agent or agency, acting on its (or their) behalf, which shall also be bound by the terms of this Agreement. Cl may change the Terms and Conditions of this Program Agreement from time to time. If Cl changes this Agreement, Cl will post a notice of such to Your Program account. The notice will contain either the changed Agreement or a link thereto. You understand and agree that Your continued participation in the Program after Cl has posted a notice of change to Your Program Account shall constitute Your acceptance of the changed Agreement.

2.  Program Participation. Participation in the Program is subject to Cl's approval and Your continued compliance with the terms and conditions of this Agreement. Cl reserves the right to refuse participation to any applicant and to terminate participation in the Program at any time in its sole discretion. All Program participants must be at least 18 years of age. If you are not at least 18 years of age, you may not participate in the Program. As a participant in the Program, You agree that Cl may serve promotional certificates, offers, discounts, coupons, advertisements, and other promotional items (collectively "Offers") of its clients or other third parties ("Advertisers") to Your Site. "Site" means the web site(s) owned or operated by You (including individual web pages that are a part thereof) and designated by You as the location for display of the Program Offers. As a participant in the Program, You agree to use commercially reasonable efforts to promote the Offers to consumers.

3.  Implementation and Operation of Offers. Subject to Your compliance with all of the terms and conditions of this Agreement, Cl grants You a revocable, non sublicenseable, non-transferable,  limited license, during the term of this Agreement, to use the JavaScript code or other code, documentation, or links supplied by Cl for accessing the Program, along with any other materials provided to You by Cl associated with the Program, ("Program Materials") for the sole purpose of implementing the Program in accordance with this Agreement within the Territory. "Territory" means the United States of America. You may not distribute, modify, adapt, translate, or prepare derivative works from, decompile, reverse engineer, or disassemble the Program Materials or otherwise attempt to derive source code from any Program Materials.  You will not remove, obscure or minimize any Cl copyright or trademark notice (including any content, trademarks, trade names or logos or similar proprietary rights) or other rights notices used by Cl or its Advertisers in the Program.

You agree to comply with all instructions that Cl may provide from time to time, including but not limited to those relating to the proper delivery, display, tracking, and reporting of Offers. You acknowledge that some displays of Offers, such as the Concordance® contextual advertising system, alter the appearance of the Site, and You agree not to modify such display.

Cl reserves the right to add, remove and/or change any feature or functionality of the Program (including but not limited to Offers available through the Program) at any time in its sole discretion, with or without notice to You.

4.  Program Restrictions.  As a Program participant, You agree that:

a.  You will not engage in any Improper Actions. "Improper Actions" means directly or indirectly generating interaction with Program Offers (whether such interaction is revenue-generating or otherwise) through any automated, deceptive, fraudulent or other invalid means, including but not limited to:

•   Repeated manual clicks by You and/or persons or entities engaged by (or at the direction of) You.

•   The use of robots or other automated tools and/or computer generated actions.

•   Circumventing the Program's limitations on the number of prints allowed per device and/or the generation and use or distribution of prohibited copies of legitimately printed coupons.

•   Offering anything of value to users for interacting with Program Offers.

•   Offering to provide a third party anything of value if users interact with Program Offers.

b.  You will not put any monetary pre-condition  on consumer access to the Program or Program Offers (e.g. charging a subscription fee in order to access the Program or Program Offers.)

c.  Cl will be the exclusive  provider of digital coupons on Your Site. You agree not to display Offers of any other coupon aggregator (or agents, affiliates, or sublicensees thereof) on Your Site or in connection with Your loyalty card program.

d.  You will not remove, frame, obscure, separate or minimize the Program, or any portion thereof (including but not limited to the coupon gallery, widget, or Offers).

e.  You will establish and use only one Program account. Unless otherwise expressly authorized by Cl in writing, all additional accounts are subject to immediate termination.

f.  You agree that you will not share Your Program user name and password  with any third party, and that You are responsible for maintaining the security of Your Program user name and password. You further agree that You shall be liable for all activity that occurs under your user name and password.

g.  You will not use. reproduce.  distribute, transmit. or display Offers on, or use the Program in association with, the website of, or in connection with the website of, a Grocery Retailer without the express written authorization of Cl in each instance. The term "Grocery Retailer" means a retail outlet deriving more than 50% of its gross sales from food, excluding all convenience and foodservice outlets.

h.  You will direct to Cl, and not to any Advertiser, all communications regarding the Offer(s) displayed in connection with the Program.

i.  You agree not to: redirect end users away from the Offers requested by such end users; provide any offer that is different from the Offer requested by end users; place anything between an Offer and the website of the Advertiser supplying such Offer; otherwise interfere with the direct link between Offers and the Advertisers supplying such Offers.

j.  You will not collect, store, or use any personally identifiable information, or behavioral information, of users in connection with their interaction with Program Offers.

5.  Cl and Advertiser Rights. You acknowledge and agree that Cl and/or its licensors retain all right, title, and interest in and to the Program and Offers, including all Intellectual Property Rights relating thereto, all provided code, all trademarks, trade names, logos and branding associated therewith, and all systems and technology   '·· provided by Cl in connection with the Program. Except as expressly provided in this Agreement, You will not acquire any right, title, or interest in or to the Program or Offers.

6.  Trademarks. Subject to Your compliance with the Terms and Conditions of this Agreement, and Cl's Trademark Usage Guidelines ("Guidelines"), which are incorporated herein by reference, Cl hereby grants to You, during the term of this Agreement, a non-exclusive, non-transferable, non-sublicensable, royalty-free, limited and revocable license to use and reproduce the Cl trademarks, service marks, and logos ("Cl Marks"), within the Territory, solely in connection with the Program. The Guidelines, which may be updated by Cl from time to time, are located at http://www.couponsinc.com/corporate/Terms!TrademarkUsageGuidelines.aspx.

You acknowledge and agree that you will not acquire any right, title, or interest in the trademarks, copyrighted work, or branding features of the Advertisers whose Offers appear on Your Site (the "Advertiser Marks"), and that You may not use such Advertiser Marks in any way except as they appear in the Offers as part of the Program. All rights not expressly granted hereunder are reserved by Cl and its Advertisers. You agree that Cl may use Your name and/or logo in presentations, marketing materials, financial reports, and general listings of its partners and network affiliate sites.

7.  Payment. As long as You are a Program participant and in compliance with the terms and conditions of this Agreement, Cl will pay You a percentage of Net Revenue. "Net Revenue" means the actual amounts received by Cl from its Advertisers for consumer interaction with Program Offers on Your Site (provided such consumer interaction is not generated through Improper Actions), less network management, hosting and overhead expenses, and third-party fees.

Cl will use reasonable efforts to provide You with an activity report, which may be made available electronically, setting forth the estimated revenue You earned during the preceding calendar month. While efforts are made to ensure such activity reports are accurate, the reports are intended to be used only as preliminary estimates and should not be interpreted or relied upon as the actual commissions earned or as a guarantee of present or future performance.

Payment will be made to You within forty-five (45) days from the end of the calendar month during which such payment was earned, provided however You earned a minimum of $100 during such calendar month. In the event that the $100 monthly minimum is not reached, the existing sub-$100 balance will be held until the end of a calendar month where the total payment meets the $100 minimum monthly payment requirement. Such payment would then be made within forty-five (45) days from the end of the month in which Your account achieved the $100 minimum monthly payment requirement. Cl reserves the right to charge an additional fee for processing non-electronic payments. To ensure proper payment, You are solely responsible for providing and maintaining accurate contact and payment information associated with Your account. Any bank fees related to returned or cancelled checks due to a contact or payment information error or omission may be deducted from payment(s) to You. You agree to pay all applicable taxes or charges imposed by any government entity in connection with Your participation in the Program. Cl may change its pricing and/or payment structure at any time. If You dispute any payment made under the Program, You must notify Cl in writing within thirty (30) days of any such payment; failure to so notify Cl shall result in Your waiver of any claim relating to any such disputed payment. Payment shall be calculated solely based on records maintained by Cl. No other measurements or statistics of any kind shall be accepted by Cl or have any effect under this Agreement.

8.  No Guarantee. Cl makes no guarantee regarding the level of Offer prints or other revenue-generating activities, the timing or availability of Offers, the quality of Offers, or the amount of any payment to be made to You under this Agreement.

9.  Termination and Cancellation. This Agreement is effective immediately. You may terminate this Agreement at any time by sending written notice to Cl at Coupons.com Incorporated, 400 Logue Ave., Mountain View, CA 94043, Attn: Legal Department, or emailing Cl at brandcaster@couponsinc.com. The Agreement will be deemed terminated upon Cl's receipt of such notice, and You will not earn any further payments regardless of any activity that may continue to take place on or from Your Site. Cl may at any time, in its sole discretion, terminate all or any part of the Program, terminate the Agreement, or terminate Your Site's participation in all or any part of the Program for any reason. Upon termination by either party, within two (2) business days (i) You will remove any links to the Program from Your .  Site(s); (ii) You will remove all of the Cl Marks from Your Site(s); and (iii) You will remove and delete all Program Materials. Sections 5, 8, 9, 10, 11, 12, 13, 15, 16, and 17 will survive termination of the Agreement.

10.  Registration and Data. Visitors to the Site who use the Program may be asked to register with Cl or its Advertisers and provide certain information including, without limitation, their name, email address, zip code, postal address, and data related to their consumer and shopping habits. From time to time, such users may have the opportunity to participate in surveys related to products, shopping habits, or other related topics. Cl or its Advertisers shall own all right, title, and interest in and to the data it obtains through the Program.

11.  Confidentiality. You agree not to disclose Cl Confidential Information without Cl's prior written consent. "CI Confidential Information" includes without limitation: (a) all Program Materials including without limitation all Cl software, technology, programming, specifications, materials, payment terms, guidelines and documentation relating to the Program; (b) click-through rates, print rates, redemption rates, or other statistics relating to Site performance in the Program provided to You by Cl; (c) all end-user data obtained through the Program; and (d) any other information designated in writing by Cl as "Confidential" or an equivalent designation. Cl Confidential Information does not include information that has become publicly known through no breach by You or Cl, or information that has been (i) independently developed without access to Cl Confidential Information, as evidenced in writing; (ii) rightfully received by You from a third party without a confidentiality obligation; or (iii) required to be disclosed by law or by a governmental authority.

12.  Indemnity. You agree to indemnify, defend and hold Cl, its agents, affiliates, subsidiaries, directors, officers, employees, and applicable third parties (e.g. relevant  advertisers, syndication partners, licensors, licensees, consultants and contractors) (collectively "Indemnified Person(s)") harmless from and against any and all third party claims, liability, loss, and expense (including damage awards, settlement amounts, and reasonable legal fees), brought against any Indemnified Person(s), arising out of, related to, or which may arise from Your use of the Program, the Site(s), and/or Your breach or alleged breach of any term of this Agreement.

13.  Representations and Warranties. You represent and warrant that (a) all of the information provided by You to Cl to enroll in the Program is correct and current; (b) You are the owner of each Site or You are legally authorized to act on behalf of the owner of such Site(s) for the purposes of this Agreement and the Program; (c) You have all necessary right, power, and authority to enter into this Agreement and to perform the acts required of You hereunder; (d) You have complied and will continue to comply with all applicable laws, statutes, ordinances, and regulations (including without limitation the CAN-SPAM Act of 2003 and the Children's Online Privacy Protection Act of 1998 and any relevant data protection or privacy laws or laws restricting the promotion of alcohol or tobacco or other such content) in Your performance of any acts hereunder; (e) Your Site is, and will continue to be during the term of this Agreement, a Compliant Site as defined in Section 14; (f) You will not engage in any Improper Actions as defined in Section 7; and (f) You will not use the Program to engage in any unfair business practice or to frame or otherwise obscure any third-party content.

14.  Compliant Site. A "Compliant Site" is a website (including all content thereon) that: (a) complies with all applicable laws, statutes, ordinances, and regulations; (b) does not breach and has not breached any agreement with, any duty toward, or rights of, any person or entity including, without limitation, rights of intellectual property (including, but not limited to, copyrights, trademark and trade name rights, patents, trade secrets or any other personal or proprietary rights), publicity or privacy, or rights or duties under consumer protection, product liability, tort. or contract theories; (c) is not pornographic and does not contain nudity, sexually explicit or suggestive, obscene or indecent material, or products (or the promotion thereof) that have been rated NC-17, Mature, Adult, Adults Only, or similar rating recommending or requiring an adult audience only), (d) is not hate-related (including but not limited to 'hate speech", whether directed at an individual or group, and whether based on race, sex, creed, national origin, religious affiliation, physical disability, sexual orientation or language of such individual or group), (e) does not contain violent or illegal content; (f) is not defamatory, libelous, slanderous, profane or unlawful; (g) does not promote or contain viruses, worms. corrupted files, cracks or other materials that are intended to or may damage or render inoperable software, hardware, or security measures of any user; (h) does not promote or facilitate the sale or use of liquor, beer, wine or other alcoholic beverages; (i) does not promote gambling, ammunition and/or firearms, tobacco products or illegal drugs or any other illegal activity including without limitation, unlicensed pharmaceuticals, unlicensed healthcare providers or services, unlicensed pharmacies and studies or clinical trials which are not conducted pursuant to FDA approval or standards; (j) does not facilitate, promote or forward illegal games, contests, pyramid schemes or chain letters; and (k) does not disseminate malware, spyware, adware, viruses, Trojan horses, trap doors, back doors, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, interfere with, intercept or expropriate any personal information.

15.  No Warranty. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, Cl MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE PROGRAM, PROGRAM MATERIALS, OR OFFERS. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT YOUR USE OF, AND PARTICIPATION IN, THE PROGRAM IS AT YOUR SOLE RISK. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, Cl DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, NON-INFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY. SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTIES ARISING OUT OF ANY COURSE OF DEALING OR USAGE OF TRADE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, Cl DOES NOT WARRANT THAT THE PROGRAM WILL BE ACCESSIBLE ON A PERMANENT OR UNINTERRUPTED BASIS, ERROR-FREE, OR THAT DATA ASSOCIATED WITH THE PROGRAM WILL NOT BE LOST OR DAMAGED. Cl MAKES NO WARRANTY OR REPRESENTATION REGARDING THE ACCURACY, VALIDITY OR REDEMPTION OF OFFERS AND/OR .COUPONS DELIVERED THROUGH THE PROGRAM. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY Cl OR ANY OF ITS EMPLOYEES OR REPRESENTATIVES WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE LIMITED WARRANTY GRANTED UNDER THIS SECTION AND YOU AGREE THAT YOU WILL NOT RELY ON SUCH ADVICE OR INFORMATION. TO THE EXTENT Cl MAY NOT, AS A MATTER OF APPLICABLE LAW, DISCLAIM ANY WARRANTY, THE SCOPE AND DURATION OF SUCH WARRANTY SHALL BE THE MINIMUM PERMITTED UNDER SUCH LAW.

16.  Limitation on Liability. IN NO EVENT WILL Cl BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES. (INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR GOODWILL, LOSS OF DATA, LOSS OF USE, OR LOSS OF BUSINESS AND ANTICIPATED PROFITS) OF ANY KIND, WHETHER ARISING IN TORT, CONTRACT, IMPOSED BY LAW, STATUTE OR OTHERWISE, EVEN IF Cl KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY REGARDLESS OF WHETHER IT FAILS OF ITS ESSENTIAL PURPOSE. CI'S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO AN AMOUNT NO GREATER THAN THE TOTAL OF ALL AMOUNTS PAID AND PAYABLE TO YOU HEREUNDER FOR THE 12 MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY/DAMAGES. TO THE EXTENT OFFERS, ADS, LINKS, AND CONTEXTUAL SEARCH RESULTS (E.G. CONCORDANCE™ RESULTS) ARE BASED ON NON-CI CONTENT, Cl SHALL NOT HAVE ANY LIABILITY WHATSOEVER TO YOU IN CONNECTION WITH THE DISPLAY OF SUCH OFFERS, ADS, LINKS, AND SEARCH RESULTS. Each party acknowledges that the other party has entered into this Agreement relying on the limitations of liability stated herein and that those limitations are an essential basis of the bargain between the parties.

17.  General. The laws of California, except for its conflicts of laws principles, shall govern this Agreement. Any dispute or claim arising out of or in connection with this Agreement shall be adjudicated in Santa Clara County, California. You hereby consent to personal jurisdiction in such forum and waive any objection to such venue. The parties specifically exclude from application to the Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any modifications to this Agreement must be made in a writing executed by both parties, by Your online acceptance of updated terms, or Your continued participation in the Program after such terms have been updated by Cl. The failure to require performance of any provision shall not affect a party's right to require performance at any time thereafter, nor shall a waiver of any breach or default of this Agreement constitute a waiver of any subsequent breach or default or a waiver of the provision itself. If any provision herein is held unenforceable, then such provision will be modified to reflect the parties' intention, and the remaining provisions of this Agreement will remain in full force and effect. You may not resell, assign, or transfer any of Your rights hereunder, whether by operation of law or otherwise. Cl may assign this BRANDCASTER- Program Terms Agreement to any affiliate or successor in interest at any time without notice. The parties understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party (nor any agent or employee of that party) is the representative of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, acts of civil or military authority, fires, floods, earthquakes, environmental conditions, riots, wars, sabotage, strikes or labor disputes, failure of power, cyber attacks, theft, failure of telecommunications lines or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body.